                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                 Couchman Capital LLC

Address:                              800 Third Avenue, 31st Floor
                                      New York, New York 10022

Designated Filer:                     Couchman Partners, L.P.

Issuer & Ticker Symbol:               MaxWorldwide, Inc. (MAXW.PK)

Statement for Month/Day/Year:         09/25/03

Name:                                 Jonathan Couchman

Address:                              800 Third Avenue, 31st Floor
                                      New York, New York 10022

Designated Filer:                     Couchman Partners, L.P.

Issuer & Ticker Symbol:               MaxWorldwide, Inc. (MAXW.PK)

Statement for Month/Day/Year:         09/25/03

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